Exhibit 1.4

[Translation]

REGULATIONS OF THE BOARD OF CORPORATE AUDITORS

Established: June 29, 1994

Amended: May 1, 2002

Amended: June 23, 2004

Amended: January 28, 2005

HONDA MOTOR CO., LTD.

REGULATIONS OF THE BOARD OF CORPORATE AUDITORS

Article 1.    (Purpose)

These Regulations shall govern the matters concerning the Board of Corporate Auditors of the Company under Article 28 of its Articles of Incorporation.

Article 2.    (Composition)

The Board of Corporate Auditors shall be composed of all of the Corporate Auditors of the Company.

Article 3.    (Purpose of the Board of Corporate Auditors)

The Board of Corporate Auditors shall be reported on important matters concerning audits and discusses and shall resolve those matters, but that does not preclude the Corporate Auditors from exercising their powers.

Article 4.    (Timing of Meetings)

Meetings of the Board of Corporate Auditors shall be held in January, February, April, June, July, and October on the same day as meeting of the Board of Directors for that month. Provided, however, that meetings may be held from time to time whenever necessary.

Article 5.    (Chairman and Convener)

1. The Board of Corporate Auditors shall determine its chairman by electing one of the Corporate Auditors to be chairman.

2. In addition to convening and running meetings of the Board of Corporate Auditors, the chairman shall also carry out the duties that are delegated by the Board of Corporate Auditors, but that does not preclude the Corporate Auditors from exercising their powers.

Article 6.    (Notice of Convocation)

1. A notice of convocation of meetings of the Board of Corporate Auditors shall be dispatched to each Corporate Auditor at least three (3) days before the date of the meeting. Provided, however, that in case of urgent need that period may be shortened.

2. If the unanimous consent of all of the Corporate Auditors is obtained, a meeting of the Board of Corporate Auditors may be held without following the procedures for convocation.

Article 7.    (Method of Resolutions)

1. Resolutions of a meeting of the Board of Corporate Auditors shall be adopted by a majority of all the Corporate Auditors, except for resolutions for dismissal of accounting auditors provided for in paragraph 2 of Article 13 and resolutions for the consent of the Board of Corporate Auditors provided for in Article 15.

2. Before adopting any resolution, Corporate Auditors shall conduct deliberations based on sufficient materials.

Article 8.    (Resolutions of Audit Policies, etc.)

1. Before starting an audit, the Board of Corporate Auditors shall resolve the audit policy, audit plan and audit method, and the allotment of audit services.

2. In addition to resolving the matters provided for in the preceding paragraph, the meeting of the Board of Corporate Auditors shall resolve any matters it deems necessary for performing its duties.

Article 9.    (Regular Meetings with Representative Directors)

1. The Board of Corporate Auditors shall regularly meet with the Representative Directors and make efforts to strive to develop the same awareness of the Company and its business as the Representative Directors have by, for example, exchanging opinions on such matters as issues the Company is facing, the environment in which Corporate Auditors is conducting their audits, and issues that are important in audits, and making requests that it deems necessary.

2. The Board of Corporate Auditors shall, as appropriate, report to the Representative Directors and the Board of Directors on audit policies and audit plans and the progress and results of audits.

3. In addition to determining matters stipulated under law, the Board of Corporate Auditors shall, upon consultation with Directors, determine the matters on which the Board of Directors should report to the Board of Corporate Auditors, and it shall be reported such matters.

Article 10.    (Reports to the Board of Corporate Auditors)

1. Corporate Auditors shall report to the Board of Corporate Auditors on the progress of their business and shall report on that progress whenever required by the Board of Corporate Auditors.

2. A Corporate Auditor who has been reported by an accounting auditor, Director, employee of the Audit Office, or any other relevant person shall report thereon to the Board of Corporate Auditors.

3. When necessary, the Board of Corporate Auditors shall request reports from accounting auditors, Directors, employees of the Audit Office, and other relevant persons.

Article 11.    (Measures to be Taken on Receiving Reports)

1. If the Board of Corporate Auditors receives a report from a Director that a fact has been discovered that might cause significant damage to the Company or receives a report from an accounting auditor that (i) a Directors has acted improperly in relation to carrying out his or her duties or (ii) a material fact has been discovered such as a breach of the Articles of Incorporation or a breach of law or regulation, then the Board of Corporate Auditors shall take measures appropriate to the situation, such as carry out the necessary investigations and providing advice and recommendations to Directors.

2. If the Board of Corporate Auditors receives, from a Director or an employee, a report to the Board of Corporate Auditors on a matter that it determined in advance upon consultation with Directors, then the Board of Corporate Auditors shall take measures appropriate to the situation as provided in the preceding paragraph to the extent it deems necessary.

Article 12.    (Preparation of Audit Reports)

1. The Board of Corporate Auditors shall receive the accounting documents, etc. from Directors and the audit reports, etc. from the accounting auditors. The person to receive these documents shall be a standing Corporate Auditor.

2. The Board of Corporate Auditors shall receive reports from Corporate Auditors concerning the matters to be entered in the audit report, etc., and shall prepare the audit report.

3. In preparing the audit report, different opinions of Corporate Auditors, if any, may be entered or recorded in the audit report.

4. Each Corporate Auditor shall affix his or her name and seal or electronic signature to the audit report. Standing Corporate Auditors shall enter or record in the audit report that they are standing Corporate Auditors.

5. The audit report shall list the names of persons qualified as Outside Auditors as set forth in Article 18, paragraph 1 of the Law for Special Exceptions to the Commercial Code Relating to Audits, Etc. of Stock Corporations.

Article 13.    (Resolutions Concerning Appointment, Non-Reappointment or Discharge of Accounting Auditors)

1. The following matters concerning appointment, non-reappointment or discharge of accounting auditors shall be resolved at a meeting of the Board of Corporate Auditors:

(1) Consent to proposals concerning appointment, non-reappointment or discharge of accounting auditors to be submitted to a general meeting of shareholders;

(2) Request for deliberation on the appointment, non-reappointment or discharge of an accounting auditor at a general meeting of shareholders;

(3) Request for submission of a proposal concerning the appointment of an accounting auditor to a general meeting of shareholders; and

(4) Appointment of the person to temporarily perform the duties of an accounting auditor in its absence.

2. Any discharge of accounting auditors under statutory grounds for discharge shall be resolved by the unanimous vote of the Board of Corporate Auditors. In such case, the Corporate Auditor appointed by the Board of Corporate Auditors must explain the effect of such discharge and the reasons therefor at the first general meeting of shareholders after such discharge.

Article 14    (Consent to, and Request a Proposal for, the Appointment of Corporate Auditors)

The following matters concerning the appointment of Corporate Auditors shall be resolved at a meeting of the Board of Corporate Auditors:

(1) Consent to a proposal concerning the appointment of Corporate Auditors to be submitted to a general meeting of shareholders;

(2) Request for deliberation on the appointment of a Corporate Auditor at a general meeting of shareholders; and

(3) Request for the submission of a proposal concerning the appointment of a Corporate Auditor to a general meeting of shareholders.

Article 15    (Consent of the Board of Corporate Auditors to the Exemption of Directors from Liability, Etc.)

The following consent shall be resolved by the unanimous vote of the Board of Corporate Auditors:

(1) Consent to a proposal by the Board of Directors for exemption of a Director from liability to be submitted to a general meeting of shareholders:

(2) Consent to a proposal by the Board of Directors of an amendment of the Articles of Incorporation so as to enable the exemption of Directors from liability by a resolution of a meeting of the Board of Directors to be submitted to a general meeting of shareholders:

(3) Consent to a proposal by a Director for exemption of a Director from liability to be submitted to a meeting of the Board of Directors in accordance with the provisions of the Articles of Incorporation:

(4) Consent to a proposal by the Board of Directors for an amendment to the Articles of Incorporation so as to enable the execution of an agreement limiting the liability of Outside Directors to be submitted to a general meeting of shareholders: and

(5) Consent to participation to defendant by the Company to assist a Director in a derivative action in which the Director is the defendant.

Article 16.    (Deliberation on Exercise of Powers by Corporate Auditors)

Corporate Auditors may deliberate on the following matters in advance at a meeting of the Board of Corporate Auditors when they exercise their powers or fulfill their obligations with respect to those matters:

(1) Explanation about a written inquiry to a Corporate Auditor made by a shareholder before a general meeting of shareholders;

(2) Report to the Board of Directors and request for convocation of a meeting of the Board of Directors, etc.;

(3) Report of opinions concerning proposals or documents or other things to be submitted to a general meeting of shareholders;

(4) Request for suspension of the acts of Directors;

(5) Statement of opinions on appointment, discharge, resignation and remuneration of Corporate Auditors at a general meeting of shareholders;

(6) Matters about lawsuits between the Company and a Director; and

(7) Any other matters concerning the bringing of lawsuits, etc.

Article 17.    (Deliberation on Election of Standing Corporate Auditors by and from among Corporate Auditors; Remuneration of Standing Corporate Auditors)

The election of standing Corporate Auditors by and from among Corporate Auditors and the remuneration of standing Corporate Auditors may, with the consent of all Corporate Auditors, be deliberated at a meeting of the Board of Corporate Auditors.

Article 18.    (Minutes)

1. The substance of the proceedings of a meeting of the Board of Corporate Auditors and the results thereof shall be entered or recorded in minutes, to which the Corporate Auditors present thereat shall affix their names and seals or electronic signatures. Such minutes shall be handled, mutatis mutanndis, as the minutes of the Board of Directors.

2. The Company shall keep minutes of the meetings of the Board of Corporate Auditors as prescribed in the preceding paragraph for ten years at the head office of the Company.

Article 19.    (Secretariat of the Board of Corporate Auditors)

The secretariat of the Board of Corporate Auditors shall take charge of duties concerning the convocation of the meetings of the Board of Corporate Auditors, preparation of the minutes and any other general matters concerning operation of the Board of Corporate Auditors.

Article 20.    (Code of Corporate Auditors Auditing Standards)

In addition to being governed by these Regulations, matters concerning the Board of Corporate Auditors and the performance of the duties of Corporate Auditors shall be governed by the Code of Corporate Auditors Auditing Standards, which are determined by the Board of Corporate Auditors.

Article 21.    (Amendment to and Abolition of Regulations)

Any amendment to or abolition of these Regulations shall be made by a resolution of the Board of Corporate Auditors.

(Supplementary Provision)

These amendments to the Regulations are effective as of April 1, 2005.

—End of Body of Regulations—

Attached reference materials (1)

POWERS OF THE BOARD OF CORPORATE AUDITORS

(1) Power to consent to proposals concerning appointment of accounting auditors (Article 3 Paragraph 2 of the Law for Special Exceptions to the Commercial Code)

(2) Power to propose the agenda or to submit the proposals concerning appointment of accounting auditors (Article 3 Paragraph 3 of the Law for Special Exceptions to the Commercial Code)

(3) Power to consent to proposals concerning non-reappointment of accounting auditors (Article 5-2 Paragraph 3 of the Law for Special Exceptions to the Commercial Code)

(4) Power to propose the agenda concerning non-reappointment of accounting auditors (Article 5-2 Paragraph 3 of the Law for Special Exceptions to the Commercial Code)

(5) Power to consent to proposals concerning discharge of accounting auditors (Article 6 Paragraph 3 of the Law for Special Exceptions to the Commercial Code)

(6) Power to propose the agenda concerning discharge of accounting auditors (Article 6 Paragraph 3 of the Law for Special Exceptions to the Commercial Code)

(7) Power to discharge accounting auditors (Article 6-2 Paragraph 1 of the Law for Special Exceptions to the Commercial Code)

(8) Power to appoint a Corporate Auditor who should report on discharge of accounting auditors to a general meeting of shareholders (Article 6-2 Paragraph 2 of the Law for Special Exceptions to the Commercial Code)

(9) Power to appoint provisional accounting auditors (Article 6-4 Paragraph 1 of the Law for Special Exceptions to the Commercial Code)

(10) Power to receive reports from accounting auditors (Article 8 Paragraph 1 of the Law for Special Exceptions to the Commercial Code)

(11) Power to receive accounting documents and the schedules attached thereto from Directors or liquidators (Article 12 Paragraphs 1 and 2, Article 19 Paragraph 1 of the Law for Special Exceptions to the Commercial Code and Article 420 Paragraph 1 of the Commercial Code)

(12) Power to receive audit report from accounting auditors (Article 13 Paragraph 1 of the Law for Special Exceptions to the Commercial Code)

(13) Power to receive reports from a Corporate Auditor on the results, etc. of investigation of audit report by accounting auditors (Article 14 Paragraph 1 of the Law for Special Exceptions to the Commercial Code)

(14) Power to prepare audit reports (Article 14 Paragraphs 2 through 4 of the Law for Special Exceptions to the Commercial Code)

(15) Power to consent to proposals concerning the appointment of Corporate Auditors (Article 18 Paragraph 3 of the Law for Special Exceptions to the Commercial Code)

(16) Power to propose agendas or to submit proposals concerning the appointment of Corporate Auditors (Article 18 Paragraph 3 of the Law for Special Exceptions to the Commercial Code)

(17) Power to receive reports from a Corporate Auditor on the state of performance of duties (Article 18-2 Paragraph 3 of the Law for Special Exceptions to the Commercial Code)

(18) Power to receive reports from Directors (Article 19 Paragraph 1 of the Law for Special Exceptions to the Commercial Code and Article 274-2 of the Commercial Code)

(19) Power to consent to proposals concerning the exemption of a Director from liability to the Company (Article 19 Paragraph 1 of the Law for Special Exceptions to the Commercial Code and Article 266 Paragraphs 9, 13 and 21 of the Commercial Code)

(20) Power to consent to proposals concerning participation in any action or suit in order that the Company will assist a Director (Article 19 Paragraph 1 of the Law for Special Exceptions to the Commercial Code and Article 266 Paragraph 9 and Article 268 Paragraph 8 of the Commercial Code)

(21) Determination of audit policies, investigation methods of the Company’s affairs and state of property, and any other matters concerning performance of duties by Corporate Auditors; provided, however, that each Corporate Auditor shall not be precluded from exercising his or her powers (Article 18-2 Paragraph 2 of the Law for Special Exceptions to the Commercial Code)

Any meeting of the Board of Corporate Auditors shall be composed of all of the Corporate Auditors of the Company (Article 18-2 Paragraph 1 of the Law for Special Exceptions to the Commercial Code). Resolutions shall be adopted by a majority vote of all of the Corporate Auditors, though the resolution for discharge of accounting auditors, consent to a proposal for the exemption of a Director from liability to the Company and consent to a proposal for participation by the Company to assist a Director in a derivative action in which the Director is a defendant shall be adopted by the unanimous vote of Corporate Auditors (Article 18-3 Paragraph 1 of the Law for Special Exceptions to the Commercial Code).

Attached reference materials (2)

POWERS AND OBLIGATIONS OF INDIVIDUAL CORPORATE AUDITOR

(1)	General powers to audit

	Audit of performance of duties by Directors (Article 274 Paragraph 1 of the Commercial Code)

‚	Audit of accounting documents, etc. (Article 281 Paragraph 2 of the Commercial Code)

(2)	Powers to make investigation

	Power to request for reports on the business of the Company and power to investigate its affairs and state of property (Article 274 Paragraph 2 of the Commercial Code)

‚	Power to request for reports on the business of the Company’s subsidiaries and power to investigate their affairs and state of properties (Article 274-3 of the Commercial Code)

ƒ	Power to request for reports of accounting auditors (Article 8 Paragraph 2 of the Law for Special Exceptions to the Commercial Code)

(3)	Powers concerning general meetings of shareholders or meetings of the Board of Directors, etc.

	Duty to make explanations at a general meeting of shareholders (Article 237-3 of the Commercial Code)

‚	Duty to attend at a meeting of the Board of Directors and to state opinions thereat (Article 260-3 Paragraph 1 of the Commercial Code)

ƒ	Duty to make reports to a meeting of the Board of Directors (Article 260-3 Paragraph 2 of the Commercial Code)

„	Power to request for convocation and to convene a meeting of the Board of Directors (Article 260-3 Paragraphs 3 and 4 of the Commercial Code)

…	Duty to make investigation of and reports on the proposals or documents to be submitted to a general meeting of shareholders (Article 275 of the Commercial Code)

(4)	Powers concerning status of Corporate Auditors

	Power to state opinions concerning appointment and discharge of a Corporate Auditor (Article 275-3 of the Commercial Code)

‚	Power to state opinions concerning resignation of a Corporate Auditor (Article 275-3 Paragraph 2 of the Commercial Code)

ƒ	Deliberation on remuneration for each Corporate Auditor (Article 279 Paragraph 2 of the Commercial Code)

„	Power to state opinions concerning remuneration of a Corporate Auditor (Article 279 Paragraph 3 of the Commercial Code)

…	Power to request for payment of audit expenses (Article 279-2 of the Commercial Code)

†	Power to appoint standing Corporate Auditor(s) (Article 18 Paragraph 2 of the Law for Special Exceptions to the Commercial Code)

(5)	Powers concerning supervising and corrective measures

	Power to request to suspend unlawful act of a Director (Article 275-2 of the Commercial Code)

‚	Power to institute various actions and to apply for proceedings (Article 247, Article 280-15 Paragraph 2, Article 380 Paragraph 2, Article 381 Paragraph 1, Article 415, Article 428 Paragraph 2, Article 431 Paragraph 1 and Article 452 Paragraph 1 of the Commercial Code)

(6)	Other powers

	Power to investigate the procedure for incorporation (Article 173 Paragraph 2 of the Commercial Code)

‚	Power to represent the Company in the action between a Director and the Company (Article 275 Paragraph 4 of the Commercial Code)